PRUDENTIAL WORLD FUND, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


                                             January 14, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Prudential World Fund, Inc.
          File Nos. 32-89725 and 811-3981

     On behalf of Prudential World Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-3028.

                                   Very truly yours,

                                   /s/ Robert C. Rosselot
                                   Robert C. Rosselot
                                   Assistant Secretary




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